Exhibit 10-ff
Execution Version
AMENDMENT NO. 1
TO
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
DIRECTV ENTERTAINMENT HOLDINGS LLC
This AMENDMENT NO. 1 (this “Amendment”), dated as of December 20, 2024 (the “Effective Date”), to the Amended and Restated Limited Liability Company Agreement of DIRECTV Entertainment Holdings LLC (the “Company”), dated as of July 31, 2021 (as amended, the “Operating Agreement”), is entered into by and between AT&T MVPD Holdings LLC, a Delaware limited liability company (“AT&T Member”), and TPG VIII Merlin Investment Holdings, L.P., a Delaware limited partnership (“Investor Member”, and together with AT&T Member, the “Members”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Operating Agreement, which will remain in full force and effect as amended hereby.
WHEREAS, the Board and the Members desire, as of the Effective Date, to amend the Operating Agreement as set forth below, and the Board and the Members have consented to the amendment of the Operating Agreement pursuant to, and in accordance with, Section 13.2 of the Operating Agreement.
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:
ARTICLE I

AMENDMENT TO OPERATING AGREEMENT
Section 1.01.Amendment to Section 10.6 of the Operating Agreement. Section 10.6 of the Operating Agreement is hereby deleted in its entirety and replaced with the following paragraph:
“Target Total Leverage Ratio. In determining whether to incur any incremental third party debt, the Debt Committee, if any, or the full Board shall target achieving and maintaining a Total Leverage Ratio of no less than 1.0:1.0 (or, from and after the consummation of the Debt-Financed Distribution (as defined below), 1.5:1.0) and, in the event that the Total Leverage Ratio is less than 1.5:1.0 for two consecutive fiscal quarters, shall seek in good faith third party debt financing for the Company to increase the Total Leverage Ratio such that it is at least 1.0:1.0 (or, from and after the consummation of the Debt-Financed Distribution, 1:5:1.0) to the extent that such third party debt is available to the Company on commercially reasonable terms. In no event shall the Debt Committee, if any, or the full Board cause the Company to incur incremental third party debt that would result in the Total Leverage Ratio exceeding 1.5:1.0 (or, from and after the consummation of the Debt-Financed Distribution, 2.0:1.0). As used herein, “Debt-Financed Distribution” has the meaning ascribed to it in the Securities Purchase Agreement, dated as of September 29, 2024, by and among AT&T

Diversified MVPD Holdings LLC, AT&T Services, Inc., TPG Partners IX, L.P., AT&T MVPD Holdings LLC, DIRECTV Entertainment Holdings LLC and Merlin Parent 2024, Inc.
ARTICLE II

MISCELLANEOUS
Section 2.01.Effect of Amendment; Interpretation; General Provisions.
(a)Except as expressly provided herein, the other provisions of the Operating Agreement shall remain unaffected by the terms of this Amendment, shall continue in full force and effect and are confirmed and ratified in all respects.
(b)The parties hereto hereby acknowledge and agree that this Amendment shall be effective as of the Effective Date.
(c)The execution, delivery and performance of this Amendment will not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Operating Agreement or any other document relating to the Operating Agreement.
(d)On and after the date hereof, each reference in the Operating Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import referring to the Operating Agreement, and each reference in any other document relating to the “Amended and Restated Limited Liability Company Agreement of DIRECTV Entertainment Holdings LLC”, the “Operating Agreement,” the “Agreement,” “thereunder,” “thereof,” or words of similar import referring to the Operating Agreement, shall mean and reference the Operating Agreement as amended hereby.
(e)The provisions of ARTICLE 13 (Miscellaneous) of the Operating Agreement are hereby incorporated by reference and shall apply to the parties to this Amendment, mutatis mutandis.
Section 2.02.[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

AT&T MEMBER
AT&T MVPD HOLDINGS LLC

By:    /s/ Robert LaGrone
Name: Robert LaGrone
Title:      President and Chief Executive Officer

INVESTOR MEMBER

TPG VIII MERLIN INVESTMENT HOLDINGS, L.P.

By: TPG VIII Merlin Investment Holdings GP, LLC
its general partner

By:    /s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer

[Signature Page to Amendment No. 1 to Operating Agreement]